UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

GMS INC.

(Exact name of registrant as specified in charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.01 per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of GMS Inc. (“the Company”) was held on October 18, 2023. At the Company’s Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 25, 2023 (the “Proxy Statement”). A total of 40,741,012 shares of the Company’s common stock were entitled to vote as of September 1, 2023, the record date for the Annual Meeting. A total of 38,243,660 shares were present in person or represented by proxy at the Annual Meeting, representing approximately 94% of all shares entitled to vote at the Annual Meeting. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: The election of the three director nominees identified in the Proxy Statement, each for a one-year term or until such earlier time as his or her successor is duly elected and qualified. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Lisa M. Bachmann	35,885,575	428,416	1,929,669

Peter C. Browning	35,291,547	1,022,444	1,929,669

John J. Gavin	35,147,452	1,166,539	1,929,669

Theron I. Gilliam	35,338,294	975,697	1,929,669

Mitchell B. Lewis	35,883,189	430,802	1,929,669

Teri P. McClure	32,969,692	3,344,299	1,929,669

Randolph W. Melville	35,890,568	423,423	1,929,669

J. David Smith	35,202,532	1,111,459	1,929,669

John C. Turner, Jr.	36,296,461	17,530	1,929,669

Pursuant to the foregoing votes, the nine director nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the Annual Meeting.

Proposal 2:  The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
38,226,808	11,216	5,636	0

Pursuant to the foregoing vote, the proposal regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024 was approved.

Proposal 3: The approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
35,628,115	677,201	8,675	1,929,669

Pursuant to the foregoing vote, the proposal regarding advisory approval of the Company’s executive compensation program was approved.

Proposal 4: The approval, on a non-binding, advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
33,619,704	4,797	2,686,093	3,397	1,929,669

Pursuant to the foregoing vote, the Company will hold an advisory vote on compensation of named executive officers annually until the next required vote on the frequency of such advisory votes.

Item 8.01 Other Events.

On October 18, 2023, the Company’s Board of Directors approved a share repurchase program under which the Company is authorized to repurchase up to $250 million of its outstanding common stock. This share repurchase program terminates and replaces the Company’s previous share repurchase authorization of $200 million, which commenced in June 2022 and had approximately $35.0 million of authorization remaining. The repurchases under the program may be made at the Company’s discretion from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The program may be suspended for periods or discontinued at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

Date: October 20, 2023	By:	/s/ Scott M. Deakin
		Name:	Scott M. Deakin
		Title:	Chief Financial Officer